LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT made this 26th day of February 1996 by and between Global Data Technologies, Inc., a corporation with its principal executive office at 12600 West Colfax, Suite A-500, Lakewood, Colorado ("Global" or the "Lender") and MedSoft OnLine, Inc., a California corporation with its principal executive office 2899 South Agoura Road, #330, Westlake Village, California 91361 ("MSOL" or the "Borrower"). The Lender has agreed to loan to MSOL an aggregate of $250,000 (the "Loan"), evidenced by Promissory Notes in substantially the form attached as Exhibit A.

Global and MSOL have entered into a Letter of Intent dated February _, 1996 pursuant to which Global will acquire all of the outstanding shares of MSOL (the "Merger"). A copy of the Letter of Intent is attached as Exhibit C hereto. MSOL and Global are negotiating the terms of a definitive agreement of merger. MSOL will become a subsidiary of Global if the Merger is completed. In accordance with the Letter of Intent, Global will provide a secured loan to MSOL to provide funds to be used for working capital, and MSOL has agreed to pledge certain assets as security for the Loan.

IN CONSIDERATION of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

1.          THE  LOAN

1.01          Agreement  to  Borrow  and  Lend.   Subject to all of the terms,
              --------------------------------
provisions, conditions, covenants and agreements contained in this Agreement, Global agrees to make to MSOL the Loan in the original principal amount of up to $250,000 (the "Aggregate Debt"), of which $100,000 has already been loaned to MSOL by Global.

1.02        Promissory Note.  The Loan has been or will be evidenced by one or
            ---------------
more promissory notes (collectively, the "Note"), each of which shall be in substantially the form attached as Exhibit A hereto. In the event of any discrepancy between any note heretofore executed by MSOL in favor of Global and Exhibit A, the terms and conditions of Exhibit A shall control and such prior note be reformed in conformity therewith. The outstanding principal balance of the Loan shall bear interest at the rate of two percent in excess of the prime lending rate from time to time published or reported by Mountain Parks Bank, N.A., Denver, Colorado ("Prime Rate"). The interest rate will be
adjusted  daily.    Interest  shall  accrue  monthly.

If not sooner paid all unpaid principal together with all accrued but unpaid interest, all additional interest and all other sums due thereunder, shall be due and payable in full one year from the date that either party notifies the other of its intent to not proceed (for any reason) with the proposed Merger (the "Maturity Date").

At the option of Global, Global can convert at any time the entire principal balance into shares of common stock of MSOL at the conversion rate of $4.88 in principal for each share of MSOL common stock. Upon such conversion the principal balance shall be considered paid in full. However, any accrued but unpaid interest, all additional interest and all other sums due hereunder shall continue to be due and payable in full on the Maturity Date. If MSOL shall at any time while the Note is outstanding change the number of the outstanding shares of its common stock through a subdivision or combination of shares, then the number of shares which Global has the right to purchase, and the conversion price per share, shall be proportionately adjusted.

1.03          Use  of Proceeds.  The Borrower represents, warrants, covenants,
              ----------------
acknowledges and agrees to and with Global that the proceeds of the Loan shall be used by Borrower solely to provide working capital for operations of MSOL in accordance with one or more "Proposed Use of Proceeds Statements" approved in advance by Global through its officers Michael I. Ruxin, Chairman and CEO of Global, or Joseph Dudziak, President of Global. Otherwise, no expenditure of the Loan proceeds may be made by borrower without specific authorization of the expenditure by Ruxin or Dudziak.

1.04       Loan Documents.  The term "Loan Documents" shall mean this Loan and
           --------------
Security Agreement, the Note and all other security instruments and documents executed and delivered or to be delivered in connection with the Loan.

2.          GRANT  OF  THE  SECURITY  INTEREST

2.01        Collateral.  The collateral for the Loan is generally described as
            ----------
(all of which may be collectively referred to as "Collateral") all software, patents, trademarks, service marks, trade names and franchises included in the assets of MSOL, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from MSOL relating to any of the foregoing, whether now existing or hereafter arising, including but not limited to any software that has been or may be developed by MSOL.

2.02        Grant of Security: Other Security Instruments.  MSOL, for valuable
            ---------------------------------------------
consideration, receipt of which is hereby acknowledged, hereby grants, bargains and sells unto Global, its heirs, representatives, successors and assigns, a security interest in the Collateral, wherever located and whether now owned or hereafter acquired. MSOL shall execute, acknowledge as applicable, and deliver to Global the instruments provided for in this Section
2.02 ("Security Instruments") each of which shall be in form and in substance satisfactory to Global and which shall secure (i) the repayment of the Aggregate Debt, including all renewals, extensions, amendments and modifications thereof; and (ii) all other future or contingent debts, obligations and liabilities of every description, owed to Global by Borrower ("Additional Obligations"):

(a) One or more properly executed and recorded UCC-1 Financing Statements relating to this Loan and Security Agreement, and the Collateral and as may be required from time to time by Global; and

(b) Such other documents, instruments and agreements as Global may require to evidence the Loan or secure the Collateral and all of MSOL's obligations hereunder.

3.          COVENANTS  OF  MSOL

3.01        Covenants.  So long as the Aggregate Debt shall remain unpaid, and
            ---------
subject to the requirements of confidentiality contained in the Letter of Intent dated February __, 1996, MSOL covenants and agrees as follows:

(a) MSOL shall permit Global to examine all of MSOL's records pertaining to the Collateral at any time and to copy or make extracts from said records as Global deems necessary;

(b) MSOL shall not, without the prior written consent of Global, grant or permit any security interest in any of the Collateral to anyone except Global, including, but not limited to, purchase money security interests to trade creditors;

(c) MSOL shall not, without the prior written consent of Global, enter into any borrowing arrangements of any kind or nature, including, but not limited to, contingent liability on any debt, other than trade debt incurred in the ordinary course of its business;

(d) MSOL will execute and furnish to Global, promptly upon request, such instruments including, without limitation, other instruments of mortgage, assignment, hypothecation and pledge in addition to those specifically provided for herein as Global may from time to time reasonably require. Global shall, at its own expense, prepare or cause such instruments to be prepared. MSOL shall also take all further actions as Global may reasonably require from time to time in order to create, evidence, perfect, maintain, protect and preserve the security interest of Global provided for herein and the property encumbered thereby, to warrant and defend its title thereto and to evidence the obligations of MSOL thereunder;

(e) MSOL will maintain and preserve its corporate existence under the laws of every jurisdiction in which it does business;

(f) MSOL shall keep accurate and complete records of the Collateral and, on request, furnish Global with statements showing a detailed balance sheet and income statement. Should the merger negotiations terminate and should Global begin the development of competing products or otherwise enter into competition with MSOL, Global agrees that it shall not enforce its rights under this provision;

(g) MSOL will immediately notify Global of any event or circumstance which reasonably could be deemed to have a materially adverse effect on MSOL's financial condition, the Collateral or MSOL's ability to perform their agreements and obligations under the Loan Documents;

(h) MSOL shall not, without the prior written consent of Global, issue any shares of its capital stock in addition to those outstanding on the date of this Agreement.

(i) MSOL shall notify Global in writing prior to the time there is any change of name, identity, or business structure of MSOL including the addition of any trade names;

(j) In the event of a breach of any covenant contained in this Article 3, Global shall give MSOL written notice pursuant to the provisions of this Agreement of such default. MSOL shall have five business days to cure such default from the effective date of such notice.

4.          OTHER  AGREEMEENTS

4.01       Other Agreements.  In addition to the other agreements contained in
           ----------------
the  Loan  Documents,  the  parties  hereto  agree  as  follows:

(a) Any and all monies received by Global from the operation or sale of any of the Collateral, whether prior or subsequent to or as a result of a foreclosure or foreclosure sale of such Collateral, shall be applied by Global pro rata to amounts due under all of the Loans or toward the payment of interest, principal, default interest or any other sums due under any of the Loan Documents .

(b) In the event that a default shall exist under any of the Loan Documents, after ten (10) days notice to MSOL, if such default has not been cured, Global may, at its option, declare that a default shall be considered to exist under each and every one of the Loans, and Global shall be authorized to proceed with any and all remedies available to Global under any of the Loan Documents against MSOL, whether or not Global has elected to proceed against MSOL;

(c) Global may, after notice to and with the consent of, MSOL (which consent shall not be unreasonably withheld), correct any clerical errors or omissions that may be present in the Loan Documents executed in connection with the Loan. MSOL understands that such corrections shall not result in any increase in the amount of the obligation to be repaid to Global, or any change of essential terms of repayment of the loan obligation.

5.          DEFAULT  AND  REMEDIES

5.01     Events of Default.  Except as otherwise specifically provided herein,
         -----------------
if no cure is made within ten (10) days after notice to MSOL as provided in this Agreement, the occurrence of any one or more of the following events or the existence of one or more of the following conditions shall constitute an Event of Default under this Agreement; provided, however, that Global may resort to the remedies provided herein upon an "Event of Default" only after the expiration of the 10-day cure period and only if the event or condition then remains uncured:

(a)         Nonpayment: MSOL shall fail to pay when due the full amount of any
            ----------
payment of principal or interest due under the Note, any other amounts due under any of the Loan Documents

(b)          Other  Defaults  : The occurrence of any of the following events:
             ---------------

(1) Any representation or warranty made in writing to Global by MSOL in connection with the making of the Loan shall prove at any time to have been incorrect in any material respect when made; or

(2) The breach, default or violation by MSOL of any material obligation, agreement or covenant contained in any of the Loan Documents executed in connection herewith by MSOL; or

(3) The holder of any lien or security interest on the Collateral (without implying the consent of Global to the existence or creation of any such lien or security interest), declares a default thereunder and accelerates the loan secured thereby or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

(4) Any material provision of any of the Loan Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void; or

(5) Any litigation or proceeding which may materially adversely affect the ability of MSOL to perform its obligations under the Loan Documents; or

(6) MSOL's failure to comply with any other covenants or agreements contained in any of the Loan Documents and not herein specifically referenced, unless the same is cured within 10 days after written notice thereof, (or, in the event such default is not capable of being cured within such period of time, unless MSOL promptly commences and diligently endeavor to cure such event of default, but in any event the same must be cured within 30 days after written notice thereof); or

     (7) The occurrence of an event of default under any of the documents, instruments and agreements which evidence, secure or otherwise relate to any Additional Obligations

5.02       Remedies.  Upon the expiration of the cure period applicable to any
           --------
event or condition potentially constituting an Event of Default hereunder, if that event or condition then remains uncured, constituting an Event of Default, and at any time thereafter:

(a) All principal, interest and other amounts payable under the Loan Documents shall, at the option of Global, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by MSOL;

(b) Global may proceed with every remedy available at law or in equity or provided for in the Loan Documents or in any other document executed in connection with the loan, in such order or sequence as Global may determine in its sole discretion, including concurrently, independently, or successively, and all reasonable expenses incurred by Global in connection with any remedy shall be deemed indebtedness of MSOL to Global including, but not limited to, reasonable attorneys' fees incurred by Global.

6.          GENERAL  PROVISIONS

6.01          Amendments.    No provision or term of the Loan Documents may be
              ----------
amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by MSOL and Global and designated as an amendment, supplement or waiver.

6.02        No Waiver.  The making of this Agreement shall not waive or impair
            ---------
any other agreement or security Global may have or hereafter acquire with respect to the Note. Any waiver shall apply only to the extent specifically set forth in writing and signed by Global.

6.03        MSOL Not Released.  Without affecting any obligation of MSOL under
            -----------------
this Agreement, Global without notice or demand may renew or extend the terms and conditions of the Loan, Loan Documents or any of the Collateral, take or release any other collateral as security for the Loan and add or release any guarantor, endorser, surety or other party to the Loan, Additional Obligations or Collateral.

6.04        Legal Opinion.  At the time of the closing of the Loan, MSOL shall
            -------------
tender to Global a legal opinion from Legal Counsel of MSOL's choosing, addressed and in form acceptable to Global as counsel to MSOL, offering such counsel's opinion on: the capacity and legal authority of MSOL under its corporate documents and California law and the legality, validity, enforceability and priority of the security interests granted in this Loan and Security

Agreement and any UCC forms filed in connection herewith. With respect to any other issues, the parties shall seek whatever independent legal advice they deem suitable or prudent.

6.05     Certificate of Officers MSOL.  At the time of the closing of the Loan
         ----------------------------
the President and/or Chief Financial Officer of MSOL shall prepare and execute a certificate addressed and in form acceptable to Global representing and warranting to Global that MSOL shall operate its business prudently and in the ordinary course consistent with previous business practices.

6.06          Severability.    Whenever  possible,  each provision of the Loan
              ------------
Documents shall be interpreted so as to be effective and valid under Colorado law. Should any provision, covenant or agreement contained herein be deemed invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired thereby, nor shall the validity, legality or enforceability of any such defective provision by in any way affected or impaired in any other jurisdiction.

6.07          Successors  and  Assigns  Bound;  Assignment.  The covenants and
              --------------------------------------------
agreements contained herein shall bind and inure to the benefit of MSOL and Global, their legal representatives, successors and assigns but this Agreement may not be assigned by either party without the prior written consent of the other.

6.08     No Third Party Benefits.  This Agreement is made in connection with a
         -----------------------
Letter of intent dated February __, 1996 and the merger contemplated thereby, for the sole benefit of MSOL and Global, and their respective legal representatives, successors and assigns, and no other person or persons shall have any rights or remedies under or by reason of this Agreement; however, nothing contained herein shall impair or diminish the rights of parties to any other agreements, including employment agreements between MSOL and its personnel, to which reference is made herein or which are required to be entered into pursuant hereto.

6.09          Headings.    The  captions and headings of the paragraphs in the
              --------
Agreement are for convenience only and are not used to interpret or define the provisions of the Agreement.

6.10          Governing  Law  and  Jurisdiction.   This Agreement and the Loan
              ---------------------------------
Documents or any other documents executed in connection with the Loan shall be governed by and interpreted in accordance with the laws of the State of Colorado. MSOL agrees and confesses that personal jurisdiction with respect to any proceedings which arise hereunder shall be proper if such proceedings are conducted in Denver District Court, State of Colorado.

6.11      Notice.  Any notice, request, demand or other communication required
          ------
or permitted hereunder or required by law shall be in writing addressed to the addressee at the address shown on the first page of this Agreement or the Note or to such different address as the intended addressee shall have designated by written notice sent in accordance herewith and actually received by the other party and shall be effective upon:

(i)          Delivery  of  the  same  in  person to the intended addressee; or

(ii) One day after deposit of the same with a responsible overnight courier service (such as Federal Express) for delivery to the intended addressee; or

(iii) Actual receipt by the intended addressee after deposit of the same in the United States mail, postage prepaid, certified or registered mail, return receipt requested.

IN WITNESS WHEREOF, this Loan Agreement is executed as of the day and year first set forth above.


GLOBAL  DATA  TECHNOLOGIES,  INC.


By:
     Michael  I.  Ruxin,  Chairman  and  Chief
      Executive  Officer


MEDSOFT  ONLINE,  INC.


By:
     Keith  Berman,  President